As filed with the U.S. Securities and Exchange Commission on August 7, 2025
No. 333-_____
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 ___________________
FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ___________________
Talen Energy Corporation (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	47-1197305 (I.R.S. Employer Identification No.)
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
(888) 211-6011
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________
Mark “Mac” A. McFarland, Chief Executive Officer
Talen Energy Corporation
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
(888) 211-6011
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew R. Pacey, P.C. Michael W. Rigdon, P.C. Anthony L. Sanderson Kirkland & Ellis LLP 609 Main Street Houston, TX 77002 (713) 836-3600	John C. Wander Rebekah D. Reneau Talen Energy Corporation 2929 Allen Pkwy, Suite 2200 Houston, TX 77019 (888) 211-6011
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement. ___________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer    ☒    Accelerated filer    ☐ Emerging growth company    ☐
Non-accelerated filer    ☐    Smaller reporting company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
TALEN ENERGY CORPORATION
Common Stock
Preferred Stock
Warrants
Debt Securities
Units
Subscription Rights

Talen Energy Corporation (the “Company,” “Talen,” “we,” “our,” or “us”) may, from time to time, offer and sell any combination of the securities described in this prospectus, either individually or in combination. We may offer these securities in amounts, at prices and on terms to be determined at the time of our offerings. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, their name and a description of their compensation will be set forth in a prospectus supplement.
This prospectus describes the general terms of our common stock, preferred stock, warrants, debt securities, units and subscription rights and the general manner in which such securities may be offered. We will describe the specific manner in which these securities will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest in any securities.
Our common stock is listed on Nasdaq Global Select Market (“Nasdaq”) and trades under the symbol “TLN.” On August 6, 2025, the last reported sale price of our common stock on Nasdaq was $378.67 per share.
Investing in our securities involves a high degree of risk. Please carefully read the section entitled “Risk Factors” beginning on page 2 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase any securities.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 7, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration statement, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, any combination of the securities described in this prospectus. Because we are a well-known seasoned issuer, we may add to and offer additional securities by filing a prospectus supplement with the SEC at the time of the offer.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, if required by applicable law, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.” We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared or expressly referred you to. If information is given or representations are made, you may not rely on that information or representation as having been authorized by us. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We are not making any representation to any purchaser regarding the legality of an investment by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and (or) tax advisor for legal, business and (or) tax advice regarding an investment in the securities.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning expectations, beliefs, plans, objectives, goals, strategies and (or) future performance or other events, as well as underlying assumptions and other statements, that are not statements of historical fact. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “target,” “project,” “forecast,” “seek,” “will,” “may,” “should,” “could,” “would,” or similar expressions. Although we believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, there can be no assurance that these expectations and assumptions will prove to be correct. Forward-looking statements are subject to many risks and uncertainties. The results, events or circumstances reflected in forward-looking statements may not be achieved or occur, and actual results, events or circumstances may differ materially from those discussed in forward-looking statements.
These risks and uncertainties could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this prospectus under the section entitled “Risk Factors” or incorporated by reference in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and assumptions about future events. Furthermore, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete, and there can be no assurance that any expectations, assumptions, beliefs or opinions will prove to be correct. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and readers are cautioned not to unduly rely on these statements.
We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or the documents incorporated by reference herein, or to reflect the occurrence of unanticipated events, except as required by law.
iii

SUMMARY
This summary highlights information contained or incorporated by reference elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus, including the documents incorporated by reference, and any applicable prospectus supplement (or free writing prospectus), carefully before making an investment decision. This summary contains forward-looking statements that involve risk and uncertainties. Our actual results may differ based on certain factors, including those set forth in this prospectus under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Information.”
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Company,” and “Talen” refer to Talen Energy Corporation and its direct and indirect subsidiaries, except as expressly stated otherwise or unless the context requires otherwise, and the term “securities” refers collectively to our common stock, preferred stock, warrants, debt securities, units, subscription rights or any combination of the foregoing securities.
The Company
Talen is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.5 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable generation fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic and Montana. Our team is committed to generating power safely and reliably, delivering the most value per megawatt produced and driving the energy transition. Talen is also powering the digital infrastructure revolution. We are well-positioned to serve this growing industry, as artificial intelligence data centers increasingly demand more reliable, clean power.
Our Corporate Information
Talen is a publicly listed company and trades on Nasdaq under the ticker symbol “TLN.” Our principal executive offices are located at 2929 Allen Pkwy, Suite 2200, Houston, TX 77019, and our telephone number is (888) 211-6011. Our website is located at www.talenenergy.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus (except for the SEC filings expressly incorporated by reference herein), and such information should not be considered to be part of this prospectus. You should not rely on any such information in making your decision whether to purchase the securities. For additional information about the Company, please read the documents listed under the section entitled “Incorporation by Reference.”

RISK FACTORS
Investing in the securities involves risk. Prior to making a decision about investing in the securities, you should carefully consider the specific factors discussed under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC (other than, in each case, information furnished rather than filed), which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in any applicable prospectus supplement. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of the securities could decline, and you could lose all or a part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained or incorporated by reference into this prospectus, including under the section entitled “Cautionary Note Regarding Forward-Looking Information.”

USE OF PROCEEDS
Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

SECURITIES WE MAY OFFER
This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of such offering, including the initial offering price and the net proceeds to us. Such prospectus supplement and any other offering material relating to such offer may also add, update or change information contained in this prospectus. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF CAPITAL STOCK
General

The following is a summary of the rights of our capital stock and certain provisions of our Third Amended and Restated Certificate of Incorporation (the “Charter”), Second Amended and Restated Bylaws (the “Bylaws”), Registration Rights Agreement (as defined below), Stockholders Agreement (as defined below), and relevant provisions of the Delaware General Corporation Law (the “DGCL”). While we believe the following description covers the material terms of our capital stock, it may not contain all information that is important to investors. The following description is not complete and is subject, and qualified in its entirety by reference, to the Charter, Bylaws, Registration Rights Agreement and Stockholders Agreement, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part, as well as the relevant provisions of the DGCL. Investors are urged to read the Charter, Bylaws, Registration Rights Agreement, and Stockholders Agreement in their entirety. As used in this “Description of Capital Stock,” unless otherwise expressly stated or the context otherwise requires, the terms “we,” “our,” and “us” refer to Talen Energy Corporation and not to any of its subsidiaries.
Authorized Capital Stock

Our Charter authorizes us to issue up to 400,000,000 shares of capital stock, consisting of (i) 350,000,000 shares of our common stock, par value $0.001 per share (“common stock”); and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share (“preferred stock”). As of August 7, 2025, there were 45,685,316 shares of our common stock issued and outstanding, and no shares of preferred stock were issued and outstanding. Pursuant to our Charter, our Board of Directors (the “Board”) has the authority, without stockholder approval, except as required by the listing standards of Nasdaq, to issue additional shares of our common stock.
Common Stock

All issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. All authorized but unissued shares of our common stock are available for issuance by our Board without any further stockholder action, except as required by the listing standards of Nasdaq.
The rights, preferences, and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Voting Rights

All shares of our common stock have identical rights and privileges. Holders of our common stock are entitled to vote on all matters submitted to a vote of our stockholders, including the election of directors. On all matters to be voted on by the holders of our common stock, the holders will be entitled to one vote for each share of our common stock held of record and will have no cumulative voting rights.
Dividend Rights

Subject to limitations under applicable Delaware law, preferences that may apply to any outstanding shares of our preferred stock, and (or) contractual restrictions, holders of our common stock are entitled to receive dividends or other distributions ratably, when, as, and if declared by our Board. The ability of our Board to declare dividends with respect to our common stock, however, will be subject to such limitations, preferences, and restrictions and the availability of sufficient funds under the DGCL to pay such dividends.
Right to Receive Liquidation Distributions

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, after payment or provision for payment of our then-existing debts and other liabilities, and subject to the rights of the holders of our preferred stock in respect thereof, our remaining assets will be distributed ratably to the holders of our common stock.
Other Matters

Holders of our common stock do not have preemptive, subscription, redemption, or conversion rights.

Registration Rights Agreement

We are party to a Registration Rights Agreement, dated as of May 17, 2023 (the “Registration Rights Agreement”), with certain holders of our common stock (the “Registration Rights Holders”) that, among other things, grants the Registration Rights Holders and certain of their permitted transferees customary registration rights on Registrable Securities (as defined in the Registration Rights Agreement), including customary demand offering, shelf registration, and piggyback rights. Registrable Securities include shares of our common stock initially issued to a Registration Rights Holder until such time as such shares (i) have been registered and disposed of pursuant to an effective registration statement under the Securities Act; (ii) have been sold in applicable transactions under Rule 144 or Rule 145 under the Securities Act and the transferee thereof reasonably notifies us that it did not receive “restricted securities” as defined in Rule 144; (iii) are no longer held by a Registration Rights Holder representing at least 3% of the aggregate voting power of our common stock; or (iv) cease to be outstanding. The Registration Rights Agreement will terminate (i) as to any Registration Rights Holder, when it no longer holds any Registrable Securities; and (ii) at such time as there are no Registrable Securities held by any Registration Rights Holders.
Stockholders Agreement

We are party to a Stockholders Agreement, dated as of May 17, 2023 (the “Stockholders Agreement”), with certain holders of our common stock (the “Applicable Holders”) that, among other things, grants the Applicable Holders certain limited information rights, drag-along rights and tag-along rights. Previously, the Stockholders Agreement also gave certain Applicable Holders rights to require us to pursue an initial public offering and consent to certain key elements of its structure, but those rights ceased to apply when such Applicable Holders ceased to collectively own at least 20% of our outstanding common stock. The Stockholders Agreement will terminate automatically upon the effectiveness of a registration statement in connection with an underwritten public offering of our common stock. The Stockholders Agreement can also be terminated upon the written consent of us and Applicable Holders beneficially owning at least two-thirds of our outstanding common stock; provided that the Stockholders Agreement may not be terminated with respect to any Applicable Holder without such Applicable Holder’s consent if such termination would adversely affect such Applicable Holder.
Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws

Some provisions of Delaware law and our Charter and Bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer, an acquisition of us by means of a proxy contest or otherwise or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Preferred Stock

Subject to limitations under applicable Delaware law, our Board has the authority, without further action by our stockholders, to issue up to 50,000,000 shares of preferred stock with rights and preferences, including voting rights, designated from time to time by our Board. The existence of authorized but unissued shares of preferred stock enables our Board to discourage or render more difficult an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.
Removal of Directors

Our Charter provides that members of our Board may be removed from office, with or without cause, by an affirmative vote of the holders of at least a majority of the outstanding shares of our capital stock entitled to vote thereon voting together as a single class.

Section 203 of the DGCL

In our Charter, we have elected not to be governed by Section 203 of the DGCL (“Section 203”), as permitted under and pursuant to subsection (b)(3) of Section 203. Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are currently not subject to any anti-takeover effects of Section 203, although no assurance can be given that we will not elect to be governed by Section 203 of the DGCL in the future.
Board Vacancies and Board Size

Our Charter and Bylaws provide that any vacant directorships, including newly created directorships, may only be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. The number of directors constituting the full Board is set by a resolution of the Board.
Special Stockholder Meetings

Except as required by the DGCL or the terms of any class or series of preferred stock issued in the future, special meetings of our stockholders may be called only by (i) the Chair of the Board; (ii) the Board pursuant to a resolution adopted by a majority of a quorum of the Board; or (iii) the Board upon the delivery of a written request complying with the procedures outlined in our Bylaws by the holders of at least 15% of the voting power of the then outstanding shares of capital stock entitled to vote on the matters to be submitted to stockholders at such meeting.
Requirements for Advance Notification of Stockholder Nominations and Proposals

Stockholders must provide timely notice when seeking to:
•bring business before an annual meeting of stockholders;
•bring business before a special meeting of stockholders (if contemplated and permitted by the notice of a special meeting); or
•nominate candidates for election to the Board at an annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing one or more directors to the Board.
To be timely, a stockholder’s notice generally must be received by our Corporate Secretary at our principal executive offices:
•in the case of an annual meeting:
•not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the first anniversary of the date on which we first mailed our proxy materials for the immediately preceding year’s annual meeting; or
•if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary of the date of the immediately preceding year’s annual meeting, or if no annual meeting was held in the immediately preceding year, not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the: (i) 90th day prior to the annual meeting; and (ii) 10th day following the day on which we first make public announcement of the date of the annual meeting; or
•in the case of a special meeting called for purposes of electing directors, not earlier than the opening of business on the 120th day prior to the special meeting and not later than the close of business on the later of the: (i) 90th day prior to the special meeting; and (ii) 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board.
Our Charter and Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before or proposing director nominees to an annual meeting or a special meeting of stockholders.

Stockholders Not Entitled to Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Charter does not provide for cumulative voting.
Amendment of Bylaws Provision

Our Bylaws may be amended, altered, or repealed, or new bylaws made, by vote of (a) a majority of the directors present at a meeting at which a quorum of the Board is present or (b) the holders of a majority of the voting power of all outstanding shares of our capital stock entitled to thereon, voting together as a single class.
Exclusive Forum

Our Charter provides that, unless we consent to the selection of an alternative forum, the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or to our stockholders, (iii) any action asserting a claim arising pursuant to the DGCL, our Charter or our Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state or federal court located within the State of Delaware that does have jurisdiction).
Our Charter further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America are the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors or officers, except to the extent such jurisdiction is contrary to law. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Additionally, we cannot be certain that a court will decide that these provisions are either applicable or enforceable, and if a court were to find the choice of forum provisions contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results, and financial condition.
Section 27 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision in our Charter will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Transfer Restrictions

Due to regulatory authorization requirements imposed by federal law and implemented by the Federal Energy Regulatory Commission, our Charter requires prior written consent of our Board in any case where an acquisition or other transfer of voting securities would cause the holdings of the transferee, together with those of its “affiliates” (as such term is defined in 18 C.F.R. §35.36(a)(9)), directly or indirectly, to either (i) equal or exceed 10% of our outstanding voting securities or (ii) equal or exceed 10% of the outstanding voting securities in any public utility subsidiary of ours, after accounting for both our voting securities and the voting securities of the public utility subsidiary held other than indirectly as a result of holding our voting securities. This restriction also applies to the ability of any existing 10% holder to acquire additional shares of our common stock but does not apply to certain secondary market purchases or sales of our common stock made by third-party investors on Nasdaq that are outside of our control, do not directly involve us, and are made without prior notice to us.
Authorized but Unissued Shares

Delaware law does not require stockholder approval for any issuance of authorized shares. Pursuant to our Charter, our Board has the authority, without stockholder approval, except as required by the listing standards of Nasdaq, to issue authorized but unissued shares of our common stock.
Limitations on Liability and Indemnification of Directors and Officers

As permitted by Section 145 of the DGCL, our Bylaws provide that:
•we shall indemnify our directors and executive officers to the fullest extent permitted by the DGCL, subject to limited exceptions, and that we may indemnify other officers, employees or agents;

•we shall advance expenses to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and
•the rights provided in our Bylaws are not exclusive.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.
Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 48 Wall Street, Floor 23, New York, New York 10005.
Exchange

Our common stock is currently listed on Nasdaq under the symbol “TLN.”

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under an applicable prospectus supplement may differ from the terms described below as set forth therein. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
We may issue warrants for the purchase of common stock and (or) preferred stock in one or more series. We may issue warrants independently or together with common stock and (or) preferred stock, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•the number of securities purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise of the warrants, including any provisions for changes to or adjustments in the exercise price of the warrants;
•the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);
•the United States federal income tax consequences applicable to the warrants;
•the amount of the warrants outstanding as of the most recent practicable date; and
•any other terms of the warrants.
Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.
Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES
The debt securities will be direct obligations of the Company and will be either senior or subordinated debt securities and may be either secured or unsecured. We will issue the debt securities under an indenture that we will enter into with a trustee named in the indenture. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. For purposes of this description, references to the “Company,” “we,” “our,” and “us” refer only to Talen Energy Corporation and not to its subsidiaries.
General
We may issue debt securities in one or more series. An officer’s certificate or supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe:
•the title of the debt securities;
•any limit upon the aggregate principal amount of a series of debt securities that we may issue;
•the date or dates on which the debt securities will mature and the amounts to be paid upon maturity of the debt securities;
•the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;
•the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;
•the place or places where principal of, premium, if any, and interest, if any, will be payable;
•any provisions regarding our right to redeem or repurchase debt securities or of holders to require us to redeem or repurchase debt securities;
•whether the debt securities are senior or subordinated debt securities, and if subordinated, the terms of such subordination;
•the right, if any, of holders of the debt securities to convert them into common stock or other securities of the Company, including any contingent conversion provisions and any provisions intended to prevent dilution of such conversion rights;
•any provisions by which the Company will be required or permitted to make payments to a sinking fund that will be used to redeem debt securities or a purchase fund that will be used to purchase debt securities;
•any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;
•the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;
•any special or modified events of default or covenants with respect to the debt securities;
•whether the debt securities of the series are to be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global security or global securities, and the terms and conditions, if any, upon which interests in such global security or global securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of persons other than such depositary or a nominee or nominees thereof;
•any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted; and

•any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.
The indenture will not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or other indentures, may contain provisions of that type.
We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.
If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.
Form of Debt Securities
We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.
We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.
Events of Default and Remedies
An event of default with respect to each series of debt securities will include:
•our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;
•our default for 30 days or a different period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;
•our default for 90 days after notice or a different period specified in a supplemental indenture, which may be no period, in the observance or performance of any other covenants in the indenture; and
•certain events involving our bankruptcy, insolvency or reorganization.
Supplemental indentures or officer’s certificates relating to particular series of debt securities may include other events of default.
Each debt security and, if applicable, each supplemental indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.
The indenture will provide that, if any event of default occurs and is continuing, the trustee or the holders of not less than 30% in aggregate principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be rescinded and past defaults may be waived by the holders of a majority in aggregate principal amount of the series of debt securities then outstanding.
The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations to be specified in the indenture.
A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture or Other Indentures
We and the trustee under the indenture may:
•without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities or amend, modify or supplement the indenture, or any supplemental indenture, to make any change that does not materially adversely affect the rights of any holder of debt securities, provided that any amendment, modification or supplement that conforms the indenture or any supplemental indenture, as applied to any series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which such debt securities were initially sold shall be deemed not to adversely affect the rights of holders;
•with the consent of the holders of not less than a majority in principal amount of the debt securities that are outstanding under such indenture, modify the indenture or the rights of the holders of the debt securities generally; and
•with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.
However, we may not:
•extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any other of our securities, without the consent of each holder of debt securities who will be affected; or
•reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.
Mergers and Other Transactions
The indenture will provide that we may not consolidate with or merge into any other entity, or transfer or lease all or substantially all of our properties and assets to another person, unless (i) the Company is the surviving person or the entity formed by the consolidation or into which we are merged, or that acquires or leases all or substantially all of our properties and assets, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture and (ii) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default with respect to that series of debt securities, and no event that would become an event of default, will have occurred and be continuing.
This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our properties or assets and may otherwise be modified in the applicable supplemental indenture.
Concerning the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with regard to that series or of exercising any trust or power conferred on the trustee with regard to the securities of that series. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill in their exercise, as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities unless they have offered to the trustee indemnity or security satisfactory to the trustee.
Governing Law
Each indenture, each supplemental indenture and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement and unit certificate relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may elect to offer subscription rights from time to time. The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general terms and provisions of the subscription rights that we may offer under this prospectus. While the terms summarized below will apply generally to any subscription rights that we may offer, we will describe the particular terms of any subscription rights offered in more detail in the applicable prospectus supplement that you should read. The terms of any subscription rights offered under an applicable prospectus supplement may differ from the terms described below as set forth therein. You should read any prospectus supplement that we may authorize to be provided to you related to the subscription rights being offered.
General
We may issue subscription rights to purchase common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities or units. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights in such offering. In connection with any offering of subscription rights to our stockholders, we may enter into a standby underwriting arrangement or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons will purchase any offered securities remaining unsubscribed for after such offering. In connection with a subscription rights offering to our stockholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. The applicable prospectus supplement relating to any subscription rights we may offer, if any, will describe the terms of any subscription rights, including some or all of the following:
•the title of the subscription rights;
•the securities for which the subscription rights will be exercisable;
•the exercise price for the subscription rights and any provisions for changes to or adjustments in the exercise price;
•the number of the subscription rights issuable to each stockholder;
•the extent to which the subscription rights will be transferable;
•the date on which the right to exercise the subscription rights will commence and the date on which the subscription rights will expire (subject to any extension);
•the extent to which the subscription rights will include an over-subscription privilege with respect to unsubscribed securities;
•if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with a subscription rights offering;
•if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights;
•the amount of the subscription rights outstanding as of the most recent practicable date; and
•any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.
Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of common stock, preferred stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or preferred stock, warrants, debts securities or units purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell some or all of the shares of common stock covered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed or quoted, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at prices determined at the time of sale, or at prices otherwise negotiated. We may sell the shares by one or more of the following methods, without limitation:
•one or more underwritten offerings on a firm commitment or best efforts basis;
•block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•crosses in which the same broker or dealer acts as an agent on both sides of the trades;
•purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;
•an exchange distribution in accordance with the rules of any stock exchange on which the shares are listed;
•brokerage transactions and transactions in which the broker solicits purchases;
•privately negotiated transactions;
•short sales, either directly or with a broker-dealer or affiliate thereof;
•through the writing of options on the shares (including the issuance by us of derivative securities), whether or not the options are listed on an options exchange or otherwise;
•through loans or pledges of the shares to a broker-dealer or an affiliate thereof;
•by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;
•through the distribution of the shares by us to our respective partners, members or stockholders;
•“at the market” to or through market makers or into an existing market for the securities;
•by pledge to secure debts and other obligations (including obligations associated with derivatives transactions);
•in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•any combination of any of these methods of sale; and
•any other method permitted pursuant to applicable law.
Upon our entry into a material arrangement with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter, dealer or agent, we will file a post-effective amendment and supplement to this prospectus, as appropriate and required, pursuant to the Securities Act, disclosing certain material information, including the number of shares being offered, the name or names of any underwriters, dealers or agents, any public offering price, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.
For example, we may engage brokers and dealers and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the applicable shares. These brokers, dealers or underwriters may act as principals or as agents of us. Broker-dealers may agree with us to sell a specified number of the shares at a stipulated price per security. Broker-dealers may use block transactions and sales to and through broker-dealers, including crosses and other transactions of the nature described above.

From time to time, we may pledge, hypothecate or grant a security interest in some or all of the shares owned by us. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be ours. As and when we take such actions, the number of shares offered under this prospectus on behalf of us will decrease. The plan of distribution for us will otherwise remain unchanged.
We may, from time to time, sell the shares short, and in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales. We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the shares by those broker-dealers. We may enter into options or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. We may also loan the shares offered hereby to a broker-dealer, and the broker-dealer may sell the loaned shares pursuant to this prospectus.
We may enter into derivative transactions with third parties, or sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third-party may use shares pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use shares received from us in settlement of those derivatives to close out any related open borrowings of stock. The third-party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus forms a part).
To the extent required under the Securities Act, the aggregate amount of our shares being offered and the terms of the offering, the names of any agents, dealers or underwriters and any applicable compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions and commissions or fees from us. Pursuant to a Financial Industry Regulatory Authority (“FINRA”) requirement, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any shares of common stock being offered by this prospectus and any applicable prospectus supplement.
General Information

Any securities offered other than common stock will be a new issue and, other than the common stock (which is listed on Nasdaq), will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of our common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and (or) other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by Kirkland & Ellis LLP, Houston, Texas. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS
The consolidated financial statements of Talen Energy Corporation (Successor) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 and for the period from May 18, 2023 through December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s emergence from bankruptcy and adoption of fresh start accounting on May 17, 2023 as described in Note 3 to the Notes to the Annual Financial Statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Talen Energy Supply, LLC (Predecessor) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 for the period from January 1, 2023 through May 17, 2023 and for each of the two years in the period ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s petition on May 9, 2022 with the United States Bankruptcy Court for the Southern District of Texas for reorganization under the provisions of Chapter 11 of the Bankruptcy Code, and emergence from bankruptcy and adoption of fresh start accounting on May 17, 2023 as described in Note 3 to the Notes to the Annual Financial Statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov and are also available through our website at https://ir.talenenergy.com/financial-information/sec-filings. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on our website does not constitute part of, and is not incorporated by reference in, this prospectus (except for the SEC filings expressly incorporated by reference herein as described under the section entitled “Incorporation by Reference”).
We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the securities offered, see the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all securities to which this prospectus relates have been sold or the offering is otherwise terminated and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K in accordance with SEC rules:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025;
•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 8, 2025 and August 7, 2025, respectively;
•the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2025, that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
•our Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K), filed with the SEC on January 6, 2025, January 14, 2025, May 12, 2025, June 11, 2025 (solely with respect to Item 8.01), and July 17, 2025; and
•the description of our capital stock contained in our registration statement on Form 8-A, filed with the SEC on July 9, 2024, including any amendments or reports filed for the purpose of updating such descriptions, including the description of our capital stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Talen Energy Corporation
2929 Allen Pkwy, Suite 2200
Houston, TX 77019
Telephone: (888) 211-6011
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

TALEN ENERGY CORPORATION

Common Stock
Preferred Stock
Warrants
Debt Securities
Units
Subscription Rights

Prospectus

August 7, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses payable by us in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the SEC registration fee.

SEC registration fee	$ *
FINRA filing fee (if applicable)	**
Printing fees and expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Other advisors’ fees	**
Total	$ **
*    The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
**    These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.
Item 15.    Indemnification of Directors and Officers.
Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our Charter permits indemnification of our directors and officers to the maximum extent permitted by the DGCL, and our Bylaws provide that we will indemnify our directors and officers and permit us to indemnify our employees and other agents, in each case to the maximum extent permitted by the DGCL.
We have entered into indemnification agreements with our directors and officers, whereby we have agreed to indemnify our directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director or officer of ours, provided that such director or officer acted in good faith, in a manner that the director or officer reasonably believed to be in, or not opposed to, our best interest, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful.
The indemnification provisions in our Charter, Bylaws and the indemnification agreements that we have entered into, or will enter into, with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving a director or officer of ours regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.
We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such. Certain of our non-employee directors may also, through their relationships with their employers, be insured and (or) indemnified against certain liabilities incurred in their capacity as members of our Board of Directors.

Item 16.    Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit Number
1.1*	Form of Underwriting Agreement	—	—	—	—
4.1	Third Amended and Restated Certificate of Incorporation of Talen Energy Corporation.	S-1	333-280341	June 20, 2024	3.1
4.2	Second Amended and Restated Bylaws of Talen Energy Corporation.	S-1	333-280341	June 20, 2024	3.2
4.3	Stockholders Agreement, dated as of May 17, 2023, by and among Talen Energy Corporation and the parties identified therein.	S-1	333-280341	June 20, 2024	4.2
4.4	Registration Rights Agreement, dated as of May 17, 2023, by and among Talen Energy Corporation and the holders party thereto.	S-1	333-280341	June 20, 2024	4.1
4.5	Form of Indenture.	—	—	—	—
4.6*	Form of Debt Security.	—	—	—	—
4.7*	Form of Certificate of Designation.	—	—	—	—
4.8*	Form of Preferred Stock Certificate.	—	—	—	—
4.9*	Form of Warrant Agreement.	—	—	—	—
4.10*	Form of Warrant Certificate.	—	—	—	—
4.11*	Form of Unit Agreement.	—	—	—	—
4.12*	Form of Unit Certificate.	—	—	—	—
4.13*	Form of Subscription Agreement.	—	—	—	—
5.1	Opinion of Kirkland & Ellis LLP.	—	—	—	—
23.1	Consents of PricewaterhouseCoopers LLC, independent registered public accounting firm.	—	—	—	—
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).	—	—	—	—
24.1	Power of Attorney (included on the signature pages hereto).	—	—	—	—
25.1*+	Form T-1 Statement of Eligibility under the Trust Indenture Act of the Trustee under the Indenture.	—	—	—	—
107	Calculation of Filing Fee Table.	—	—	—	—
*    To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Exchange Act, if applicable, and incorporated herein by reference.
+    To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act.
Item 17.    Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to our Charter and Bylaws, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(e)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(f)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 7, 2025.
TALEN ENERGY CORPORATION
By:     /s/ Mark A. McFarland
Name:    Mark A. McFarland
Title:    President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Mark A. McFarland and Terry L. Nutt as his or her true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the SEC under the Securities Act (i) any and all amendments, including post-effective amendments, to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments, (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable Talen Energy Corporation to comply with the provisions of the Securities Act and all requirements of the SEC.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities below as of August 7, 2025.

Signature	Title
/s/ Mark A. McFarland Mark A. McFarland	President, Chief Executive Officer, and Director (Principal Executive Officer)
/s/ Terry L. Nutt Terry L. Nutt	Chief Financial Officer (Principal Financial Officer)
/s/ Tony Plagens Tony Plagens	Chief Accounting Officer (Principal Accounting Officer)
/s/ Stephen Schaefer Stephen Schaefer	Chairperson of the Board and Director
/s/ Gizman Abbas Gizman Abbas	Director
/s/ Anthony Horton Anthony Horton	Director
/s/ Karen Hyde Karen Hyde	Director
/s/ Joseph Nigro Joseph Nigro	Director
/s/ Christine Benson Schwartzstein Christine Benson Schwartzstein	Director